                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of June 1, 1998, is made by and among Advanced Energy Industries, Inc., a Delaware corporation ("Parent"), Warpspeed, Inc., a New Jersey corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and RF Power Products, Inc., a New Jersey corporation (the "Company").

                                    RECITALS

     A. The Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company would enable the companies to achieve long-term strategic and financial benefits and, accordingly, is in the best interests of their respective stockholders. Each of such Boards of Directors desires to effect the Merger (as defined herein), on the terms and subject to the conditions set forth herein.

     B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes.

     C. It is intended that the Merger be accounted for as a pooling of interests for financial accounting purposes.

     D. Parent has incorporated and organized Merger Sub solely to facilitate the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and subject to the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  THE MERGER

     1.1.   The Basic Transaction. On the terms and subject to the conditions of
            ---------------------
this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and shall become a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the New Jersey Business Corporation Act (the "NJBCA").

     1.2.   The Closing.  Subject to the terms and conditions of this Agreement,
            -----------
the closing of the Merger (the "Closing") shall take place (a) at the offices of Thelen, Reid & Priest LLP, New York, New York at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be completely fulfilled or waived in accordance herewith, or (b) at such other time, date or place as
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Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3.   Effective Time.  On the Closing Date, a Certificate of Merger
            --------------
meeting the requirements of Section 14A:10-4.1 of the NJBCA shall be executed and filed in the office of the New Jersey Secretary of State, in accordance with the NJBCA. The Merger shall become effective at (a) the time of filing of the Certificate of Merger with the New Jersey Secretary of State or (b) such later time as agreed by the parties hereto and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time").

     1.4.   Certificate of Incorporation and By-laws.  The Certificate of
            ----------------------------------------
Incorporation and By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, until duly amended in accordance with applicable law.

     1.5.  Directors and Officers of the Surviving Corporation. The directors
           ---------------------------------------------------
and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly appointed or elected in accordance with applicable law; and Joseph Stach, president and chief executive officer of the Company, also shall become an officer of the Surviving Corporation.

                                   ARTICLE 2
                     CONVERSION AND EXCHANGE OF SECURITIES

     2.1.  Merger Sub Stock. At the Effective Time, each share of common stock,
           ----------------
par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     2.2.  Company Stock; Options.
           ----------------------

     (a) Exchange Ratio.  At the Effective Time, each share of common stock, par
         --------------
value $0.01 per share, of the Company ("Company Common Stock") that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") that is equal to 3,750,000 divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that (A) if the Closing Price (as defined in this Section 2.2) is less than or equal to $12.11, then the Exchange Ratio shall be the result obtained by dividing $3.74 by the Closing Price, but in no event shall the Exchange Ratio computed pursuant to this clause (A) be greater than 4,000,000 divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Effective Time Share Number") and (B) if the Closing Price is greater than or equal to $16.39, the Exchange Ratio shall be the result obtained by dividing, $5.06 by the Closing Price, but in no event shall the Exchange Ratio computed

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pursuant to this clause (B) be less than 3,500,000 divided by the Effective Time
Share Number. "Closing Price" means the average closing price of the Parent Common Stock, as reported in The Wall Street Journal, Eastern Edition, for each of the 10 consecutive Trading Days immediately preceding the third Trading Day prior to the Stockholders Meeting (as defined in Section 5.4). "Trading Day" means a day on which trading is conducted on the Nasdaq National Market.

     (b) Cancellation of Company Common Stock.  At the Effective Time, as a
         ------------------------------------
result of the Merger and without any action on the part of the holders thereof, all shares of Company Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive upon the surrender of a certificate (a "Certificate") representing such shares of Company Common Stock (i) the number of shares of Parent Common Stock determined in accordance with this Section 2.2, and (ii) cash, without interest, payable (A) in lieu of any fractional shares of Parent Common Stock, in accordance with
Section 2.3(b), and (B) as Specified Post-Closing Dividends (as defined in
Section 2.3), in accordance with Section 2.3(f).

     (c) Treasury Shares and Shares Held by Subsidiaries.  At the Effective
         -----------------------------------------------
Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company, any and all shares of Company Common Stock issued and held in the Company's treasury or held by a Subsidiary of the Company shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (d)  Options.
          -------

     (i) At the Effective Time, as a result of the Merger and without any action on the part of holder thereof, each option to purchase Company Common Stock granted by the Company (collectively, "Company Options") under one of its stock option plans (collectively, "Company Option Plans") that remains outstanding and unexercised as of the Effective Time, whether or not vested or exercisable, shall be assumed by Parent and shall be converted into an option to purchase Parent Common Stock (collectively, "Substituted Options").

     (ii) Subject to subsection 2.2(d)(iii) below, (A) the number of shares of Parent Common Stock underlying a Substituted Option shall be equal to the number of shares of Company Common Stock underlying the subject Company Option multiplied by the Exchange Ratio and rounded to the nearest whole number, (B) the exercise price per share of a Substituted Option shall be equal to the exercise price of the subject Company Option divided by the Exchange Ratio and rounded to the nearest cent, and (C) each Substituted Option shall be exercisable on the same terms and subject to the same conditions as had been applicable to the related Company Option, except to the extent the number of shares and exercise price per share have been adjusted pursuant to (A) and (B), respectively, of this subsection 2.2(d)(ii).

     (iii) It is the intention of the parties that Company Options that qualified as incentive stock options, within the meaning of Section 422 of the Code ("ISOs"), immediately prior to the Effective Time, be converted, when assumed by Parent, into Substituted

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Options that qualify as ISOs immediately following the Effective Time, to the extent permitted by Section 422 of the Code and applicable terms of the Company Option Plans. In furtherance of such intention, the formulae, terms and conditions set forth in subsection 2.2(d)(ii) above may be applied to, or modified for, such Substituted Options as deemed reasonably necessary by Parent, so long as any such application or modification does not reduce the benefit of the Substituted Option to the holder thereof.

     (iv) On or prior to the Effective Time, Parent shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 or Form S-8, as determined by Parent in its sole discretion, relating to the issuance of the Parent Common Stock underlying the Substituted Options or shall cause such Parent Common Stock to be included in an effective Registration Statement on Form S-8 relating to one or more of Parent's stock option plans (collectively, "Parent Option Plans"). So long as any Substituted Options remain outstanding, Parent shall use its best efforts to maintain the effectiveness of any Registration Statement or Statements relating to the Substituted Options (and to maintain the current status of the prospectus or prospectuses related thereto). At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Substituted Options.

     2.3.   Exchange of Certificates Representing Company Common Stock.
            ----------------------------------------------------------

     (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article 2, (i) certificates representing the shares of Parent Common Stock to be issued in connection with the Merger ("Merger Certificates"), and (ii) Parent's good faith estimate of the cash in lieu of fractional shares expected to be payable in connection with the Merger. Such cash and Merger Certificates are referred to herein as the "Exchange Fund."

     (b) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock, cash will be paid in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash shall be equal to such fractional proportion of the Closing Price. No interest will be paid or accrued on the cash payable to holders of shares of Company Common Stock.

     (c) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Company Common Stock (i) a letter of transmittal, in a form and having such provisions as Parent may reasonably specify ("Letter of Transmittal"), which shall advise the holder that delivery of Merger Certificates shall be effected, and risk of loss and title to such holder's shares of Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent, and (ii) instructions for use in effecting the surrender of such Certificates in exchange for Merger Certificates and cash in lieu of fractional shares from the Exchange Fund.

     (d) Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed and properly completed Letter of Transmittal, (i) the holder of the shares of Company Common Stock represented by such Certificate shall be entitled to receive in exchange therefor from the Exchange Fund (A) a Merger Certificate representing that number of whole shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock represented by the Certificate by the Exchange Ratio, and (B) a check representing (1) the amount of cash in lieu of fractional shares of Parent Common Stock, if any, determined pursuant to paragraph (b) of this Section 2.3, and (2) any Specified Post-Closing Dividends, in each case less any applicable tax withholding, and (ii) the Company Common Stock represented by the surrendered Certificate shall thereupon be canceled.

     (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a Merger Certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, may be issued to such transferee of such Company Common Stock, if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents, in form and substance reasonably satisfactory to Parent and the Exchange Agent, required to evidence and effect such transfer of Company Common Stock and to evidence that any applicable stock transfer taxes have been paid. There shall be no transfers on the transfer records of the Company, at or after the Effective Time, of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     (f) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock ("Post-Closing Dividends") shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of Post-Closing Dividends with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon ("Specified Post-Closing Dividends"), and (ii) at the appropriate payment date, the amount of Post-Closing Dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     (g) Certificates surrendered for exchange by any person that is an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Parent has received a written agreement from such person as provided in Section 5.11.

     (h) One year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company. Thereafter, former stockholders of the Company that have not surrendered their Certificates for exchange shall look to the Surviving Corporation for delivery of Merger Certificates, cash in lieu of fractional shares and unpaid Post-Closing Dividends which such former stockholder is entitled to receive in respect of the Company Common Stock represented by the theretofore unsurrendered Certificates, in each case, without any interest thereon.

     (i) None of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former stockholder of the Company for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     2.4.  Lost Certificates.  In the event any Certificate shall have been
           -----------------
lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash deliverable in respect thereof pursuant to this Agreement.

     2.5.   Adjustment of Exchange Ratio.  In the event that, subsequent to the
            ----------------------------
date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered at or prior to the execution hereof to Parent (the "Company Disclosure Schedule") or the Company Reports (as defined in Section 3.6) filed by the Company prior to the date of this Agreement, the Company makes the following representations and warranties to Parent and Merger Sub, as of the date of this Agreement. The term "Company Material Adverse Effect" has the meaning given to it in Section 8.14.

     3.1.   Organization and Standing.
            -------------------------

     (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify, or be in good standing, would have a Company Material Adverse Effect.

     (b) The Company does not have any Subsidiaries (as defined in Section 8.14) other than RFPP Foreign Sales Corporation, a corporation organized under the United States Virgin Islands ("Company Subsidiary"). Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify, or be in good standing, would have a Company Material Adverse Effect. Company Subsidiary does not (x) own, operate or lease any real or personal property, or (y) have any operations or engage in any activities other than those related to coordination of export sales by the Company.

     (c) Neither the Company nor Company Subsidiary has (i) filed or had filed against it a petition in bankruptcy or a petition to take advantage of any other insolvency act, (ii) admitted in writing its inability to pay its debts generally, (iii) made an assignment for the benefit of creditors, (iv) consented to the appointment of a receiver for itself or any substantial part of its property, or (v) generally committed any act of insolvency (including the failure to pay obligations as they become due) or bankruptcy.

     3.2.   Capitalization.
            --------------

     (a) The authorized capital stock of the Company consists of 19,000,000 shares of Company Common Stock. As of May 27, 1998, there were 12,149,220 shares of Company Common Stock issued and outstanding. From such date to the date of this Agreement, no additional shares of capital stock of the Company have been issued, except pursuant to the exercise of Company Options. As of May 27, 1998, Company Options to acquire 712,123 shares of Company Common Stock were outstanding. From such date to the date of this Agreement, no additional Company Options have been granted.

     (b) All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. Other than Company Options, there are no existing and outstanding warrants, rights, options, subscriptions, convertible securities or other agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company or of the Company Subsidiary.

     (c) Neither the Company nor Company Subsidiary has any outstanding bonds, debentures, notes or other obligations pursuant to which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     3.3.  Authorization; Enforceability; No Violation.
           -------------------------------------------

     (a) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the NJBCA, all corporate action necessary on the part of the Company for the execution, delivery and performance of this Agreement has been duly taken.

     (c) This Agreement constitutes (assuming this Agreement is a valid and legally binding obligation of Parent and Merger Sub) a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and public policy considerations (the "Enforceability Exceptions") and compliance with the Industrial Site Recovery Act, N.J.S.A. Section 13:1K-6 et seq. and its implementing regulations ("ISRA").

     (d) The execution, delivery and performance of this Agreement will not result in any conflict with, breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default), termination or forfeiture under (i) any terms or provisions of the Certificate of Incorporation or the Bylaws of the Company, (ii) any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment applicable to the Company or Company Subsidiary, or (iii) any agreement, lease, license, permit or other instrument to which the Company is a party or to which any of its assets are subject, except where any such breach, violation, default, termination or forfeiture would not have or result in a Company Material Adverse Effect.

     (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

     3.4.  No Consents.  No consent, approval, authorization, order,
           -----------
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the Company's part for the consummation by it of the transactions contemplated by this Agreement, except (i) filings required in order to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
(ii) notices and filings required in order to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "blue sky" laws, (iii) the filing of the Certificate of Merger with the New Jersey Secretary of State, and (iv) as may be required by ISRA.

     3.5.  Compliance With Laws. Except where the failure to so comply would not
           --------------------
have a Company Material Adverse Effect, the Company and Company Subsidiary (i) have all valid and current permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (collectively, "Permits"), and each Permit is in full force and effect, and (ii) have made all filings and registrations and the like, necessary or required by law to conduct their respective businesses as currently conducted. Neither the Company nor Company Subsidiary has received any governmental notice of any violation by such company of any laws, rules, regulation or orders applicable to their respective businesses. Except where the failure to comply would not have a Company Material Adverse Effect, (a) neither the Company nor Company Subsidiary is in default or is not in compliance under any Permits, and (b) the business and operations of each of the Company and Company Subsidiary are in compliance with all applicable foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity.

     3.6.   Company Reports.
            ---------------

     (a) The Company has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the Commission since January 1, 1995 (the "Company Reports"). As of their respective dates, the Company Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Company Report has been amended, revised or superseded by a Company Report subsequently filed and publicly available prior to the date of this Agreement, none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and Company Subsidiary as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows of the Company and Company Subsidiary for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein and subject to the fact that unaudited financial statements do not contain full notes thereto. Neither the Company nor Company Subsidiary has any liabilities or obligations required to be disclosed in a consolidated balance sheet or the notes thereto prepared in accordance with GAAP, except (i) liabilities or obligations reflected on, or reserved against in, a consolidated balance sheet of the Company or in the notes thereto, and included in the Company Reports, (ii) liabilities or obligations incurred since February 28, 1998, in the ordinary course of business, consistent with past practices, or (iii) liabilities disclosed in a Company Report.

     3.7.  Absence of Litigation, Orders, Judgments.
           ----------------------------------------

     (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened which involve transactions of or otherwise relate to the Company,

Company Subsidiary or either of their businesses or properties, at law or in equity, or before any arbitrator of any kind, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, that are reasonably likely to have a Company Material Adverse Effect.

     (b) There are no outstanding orders, writs, injunctions, decrees, judgments, awards, determinations or directions, which involve transactions of or otherwise relate to the Company, Company Subsidiary or either of their businesses or properties, of any court or arbitrator or under any outstanding order, regulation or demand of any federal, state, municipal or other governmental instrumentality, domestic or foreign, that are reasonably likely to have a Company Material Adverse Effect.

     3.8.   Absence of Certain Changes.  Since February 28, 1998, the Company
            --------------------------
has conducted its business only in the ordinary course of such business, and there has not been (i) any Company Material Adverse Effect or any event which is reasonably likely to result in a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

     3.9.   Taxes.  The Company (i) has timely filed all material federal, state
            -----
and foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns and (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns.

     3.10.   Contracts.  Each (a) agreement, contract and commitment, whether
             ---------
written or oral, to which the Company is a party or by which it is bound and which is filed as an exhibit to or described in a Company Report and (b) material agreement, contract and commitment entered into by the Company, or by which it became bound, after the date of the Quarterly Report on Form 10-Q most recently filed by the Company (collectively, "Company Contracts"), is a valid and legally binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms, subject to the Enforceability Exceptions. The Company is not, and to the knowledge of the Company no other party to any Company Contract is, in material default thereof. The Company has not, and to the knowledge of the Company no other party to any Company Contract has, performed any act or omitted to perform any act which act or omission, with the giving of notice or passage of time or otherwise, will become a material default thereunder.

     3.11  Intellectual Property.
           ---------------------

     (a) "Intellectual Property" means:

     (i) any and all issued patents, reissue or reexamination patents, revivals of patents, utility models, certificates of invention, registrations of patents, or extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

     (ii) patent rights, including, without limitation, all United States and foreign utility and design patents, and all published or unpublished nonprovisional and provisional patent applications, including, without limitation, any and all applications of additions, divisionals, continuations, continuations-in-part, reexaminations, substitutions, extensions, renewals, utility models, certificates of invention or reissues thereof or therefor, invention disclosures and records of invention abandoned patent applications (collectively "Patent Applications" and with the Issued Patents, the "Patents");

     (iii) all copyrights, copyrightable works, semiconductor topography and mask work interests, including, without limitation, all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

     (iv) trademarks, registered trademarks, applications for registration of trademark, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names, and applications for registrations of trade names (collectively, "Trademarks");

     (v) any and all technology, ideas, inventions, designs, proprietary information, unpublished research and development information, manufacturing and operating information, know-how, formulae, trade secrets and technical data, computer programs, and all hardware, software and processes; and

     (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

  (b) The Company owns or has the right to use all Intellectual Property used in the operation of its business as presently conducted, without any interference or conflict with or misappropriation or infringement of the Intellectual Property rights of others, other than any interference, conflict, misappropriation or infringement which is not reasonably likely to result in (i) a material adverse effect on the Company's ability to manufacture or sell any of its material products or any material line of products or otherwise to operate its business, (ii) a material liability of the Company, or (iii) material redesign or other corrective costs to the Company. The Company has taken reasonably necessary action to maintain and protect its rights in the material Intellectual Property that it owns or uses. Each material item of Intellectual Property owned or used by the Company immediately prior to the Effective Time hereunder will be owned or available for use by the Surviving Corporation on substantially identical terms and conditions immediately subsequent to the Effective Time.

     (c) Section 3.11 of the Company Disclosure Schedule sets forth all Patents, registered Copyrights, registered Trademarks, joint development agreements, licenses and agreements relating to Intellectual Property owned or used by the Company that require a consent or waiver to consummate the transactions contemplated by this Agreement.

     (d) The Company has not, within the past four years, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of others other than any interference, infringement, misappropriation or conflict which did not and is not reasonably likely to result in (i) a material adverse effect on the Company's ability to manufacture or sell any of its material products or any material line of products or otherwise to operate its business, (ii) a material liability of the Company, or (iii) material redesign or other corrective costs to the Company. The Company has not received, and has no knowledge of, any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or conflict (including, without limitation, any claim that the Company must license or refrain from using any Intellectual Property rights of any other person), or that the Company's use of the Intellectual Property constitutes unfair competition.

     (e) To the knowledge of the Company, no fraud or misrepresentation has been made by the Company or any of its officers, directors or employees or the relevant inventors during the prosecution of any of the Patents of the Company, nor has any fraud or misrepresentation been included in any documentation for or other disclosure of the Intellectual Property of the Company.

     3.12.   Employee Benefit Plans.
             ----------------------

     (a) For purpose of this Agreement, (i) "Company Benefit Plans" means all employee benefit plans and other benefit arrangements covering employees or former employees of the Company and all employee agreements providing compensation, severance or other benefits to any employee or former employee of the Company; and (ii) "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any regulations promulgated or proposed under any of the foregoing Sections.

     (b) With respect to each Company Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, either (i) the Internal Revenue Service (the "IRS") has issued a favorable determination letter that has not been revoked, or (ii) an application for a favorable determination letter was timely submitted to the IRS for which no final action has been taken by the IRS. To the knowledge of the Company, there is no reason that is not susceptible to cure why the qualified status under Section 401(a) of the Code of any Company Benefit Plan would be denied or revoked, whether retroactively or prospectively.

     (c) Except as would not have a Company Material Adverse Effect, no Company Benefit Plan, any fiduciary thereof, nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code, to the extent applicable thereto.

     (d) Except as would not have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate (during the period of its affiliated status) has any existing liability currently due and payable that has not been satisfied in full under Title IV of ERISA or Section 412 of the Code. To the knowledge of the Company, there are no current plans to terminate, whether voluntarily or involuntarily, any materially underfunded pension plan of the Company or any ERISA Affiliate that is subject to Title IV of ERISA.

     (e) Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect.

     (f) All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for.

     (g) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or is reasonably likely to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company.

     (h) The Company has not entered into any severance agreements or adopted any severance policies applicable to the Company or its employees.

     3.13.   No Brokers. The Company has not entered into any contract,
             ----------
arrangement or understanding with any person or firm which will or is reasonably likely to result in the obligation of the Company, Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained NationsBanc Montgomery Securities LLC as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.14.   Opinion of Financial Advisor. The Company has received the opinion
             ----------------------------
of NationsBanc Montgomery Securities LLC substantially to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

     3.15.   Parent Stock Ownership. Neither the Company nor any of its
             ----------------------
Subsidiaries owns any shares of Parent Common Stock or other securities convertible into Parent Common Stock.

     3.16.   Pooling of Interests; Tax Reorganization.  To the knowledge of the
             ----------------------------------------
Company, having sought and obtained the advice of its accounting advisors, the Company has not taken (or as of the date hereof failed to take) any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16"), the interpretative releases issued pursuant thereto, and the pronouncements of the Commission. To the knowledge of the Company, the Company has not taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of section 368 of the Code.

     3.17.   Environmental Matters.
             ---------------------

     (a) For purposes of this Agreement, (i) "Environmental Requirements" means any applicable laws, regulations, ordinances or other provisions having the force or effect of law, or any judicial, governmental, or administrative orders, requests, or determinations, or any common law requirements relating to the protection of human health or the environment (both natural and workplace), including without limitation any Environmental Requirements concerning (A) the use, generation, treatment, storage, transportation, handling or disposal of toxic, injurious or hazardous materials, substances or wastes, toxic pollutants or contaminants, including petroleum products, crude oil or any by-products or derivatives thereof (as any of the foregoing terms are defined in federal, state and local laws applicable to the Company or Parent, as the case may be) (collectively, "Hazardous Materials"), (B) the control of soil, surface or groundwater pollution products, (C) air quality and emission standards, or (D) health, safety and hazard communication matters; and (ii) "Company Real Properties" means all real property ever owned, leased or occupied by the Company or any Company Predecessor. For purposes of this Section 3.17, "Company Predecessor" shall include the former operating entities of RF Power Products, RF Plasma Products and any division or subsidiary of Plasmatherm which operated a business at the current Company location, or at either of the two previously disclosed locations: 701 Cooper Road, Voorhees, New Jersey or 502 Gibbsboro Road, Voorhees, New Jersey.

     (b) There has not been any violation of any Environmental Requirements by the Company or, to the knowledge of the Company, any Company Predecessor, nor to the knowledge of the Company has there been any third party claim or demand based upon any Environmental Requirements against the Company or any Company Predecessor, other than violations, claims or demands that have not resulted, and are not reasonably likely to result, in a Company Material Adverse Effect.

     (c) The Company has not disposed of, stored or used any Hazardous Materials on, nor has it transported any Hazardous Materials from, any of the Company Real Properties owned, leased or occupied by the Company, in violation of applicable Environmental Requirements other than a disposal, storage, use or transport which has not resulted in and is not reasonably likely to result in a Company Material Adverse Effect. To the knowledge of the Company, no Company Predecessor has disposed of, stored or used any Hazardous Materials on, nor has any such Company Predecessor transported any Hazardous Materials from, any of the Company Real Properties owned, leased or occupied by such Company Predecessor, in violation of applicable Environmental Requirements.

     (d) To the knowledge of the Company, none of the following exists at any of the real property currently owned, leased or occupied by the Company or existed at any of the Company Real Properties at the time the Company or the Company Predecessor operated there: (i) underground storage tanks, (ii) asbestos-containing material in any friable or damaged form or condition, (iii) materials or equipment containing polychlorinated biphenyls (PCBs), or (iv) landfills or surface impoundments.

     (e) To the knowledge of the Company, none of the Company Real Properties is or has been contaminated by any Hazardous Materials, in a manner that has given or is reasonably likely to give rise to any material liability on the part of the Company to any person, including without limitation any governmental authority, for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental Requirements, whether federal, state or locally imposed.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure schedule delivered at or prior to the execution hereof to the Company (the "Parent Disclosure Schedule") or in the Parent Reports (as defined in Section 4.6) filed with the Commission prior to the date hereof, Parent and Merger Sub make the following representations and warranties to the Company as of the date of this Agreement. The term "Parent Material Adverse Effect" has the meaning given to it in Section 8.14.

     4.1.   Organization and Standing.
            -------------------------

     (a) Parent and each of its Significant Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify, or be in good standing, would have a Parent Material Adverse Effect.

     (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Merger Sub was organized for purposes of consummating the transactions contemplated by this Agreement. Merger Sub has not engaged in any activity other than as provided in, or contemplated by, this Agreement and, as of the date hereof, has no liabilities of any nature, contingent or otherwise, other than liabilities or obligations that may arise from this Agreement or the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued, fully paid and nonassessable and are owned by Parent.

     (c) Neither Parent nor any of its Subsidiaries (including without limitation Merger Sub) has (i) filed or had filed against it a petition in bankruptcy or a petition to take advantage of any other insolvency act, (ii) admitted in writing its inability to pay its debts generally, (iii) made an assignment for the benefit of creditors, (iv) consented to the appointment of a receiver for itself or any substantial part of its property or (v) generally committed any act of insolvency (including the failure to pay obligations as they become due) or bankruptcy.

     4.2.   Capitalization.
            --------------

     (a) The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of May 31, 1998, there were 22,542,346 shares of Parent Common Stock, and no shares of Parent Preferred Stock, issued and outstanding. From such date to the date of this Agreement, no additional shares of capital stock of Parent have been issued, except pursuant to the exercise of options to acquire Parent Common Stock granted by Parent ("Parent Options"). As of May 31, 1998, Parent Options to acquire 1,550,683 shares of Parent Common Stock were outstanding. From such date to the date of this Agreement, no additional Parent Options have been granted.

     (b) All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Other than Parent Options, there are no existing and outstanding warrants, rights, options, subscriptions, convertible securities or other agreements or commitments which obligate Parent to issue, transfer or sell any shares of capital stock of Parent or Merger Sub.

     (c) All of the shares of Parent Common Stock issuable as consideration in the Merger at the Effective Time, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     (d) Neither Parent nor any of its Subsidiaries (including without limitation Merger Sub) has any outstanding bonds, debentures, notes or other obligations pursuant to which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

     4.3.  Authorization; Enforceability; No Violation.
           -------------------------------------------

     (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, and to perform its respective obligations hereunder.

     (b) All corporate action necessary on the part of Parent and Merger Sub for the execution, delivery and performance of this Agreement has been duly taken. No approval of the stockholders of Parent is required by applicable law or the rules of the Nasdaq National Market in connection with the consummation by Parent or Merger Sub of the transactions contemplated hereby.

     (c) This Agreement constitutes (assuming this Agreement is a valid and binding obligation of the Company), a valid and legally binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Enforceability Exceptions and compliance with ISRA.

     (d) The execution, delivery and performance of this Agreement will not result in any conflict with, breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default), termination or forfeiture under (i) any terms or provisions of the Certificate of Incorporation or the By-laws of Parent or any of its Subsidiaries (including without limitation Merger Sub), (ii) any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment applicable to Parent or any of its Subsidiaries (including without limitation Merger Sub), or (iii) any agreement, lease, license, permit or other instrument to which Parent or any of its Subsidiaries (including without limitation Merger Sub) is a party or to which any of its assets are subject, except where such any such breach, violation, default, termination or forfeiture would not have or result in a Parent Material Adverse Effect.

     (e) There is no action, suit, proceeding or investigation pending or threatened against Parent or any of its Subsidiaries that questions the validity of this Agreement or the right of Parent or Merger Sub to enter into this Agreement or to consummate the transactions contemplated hereby.

     4.4.  No Consents.  No consent, approval, authorization, order,
           -----------
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of Parent or any of its Subsidiaries for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except (i) filings required in order to comply with the HSR Act, (ii) notices and filings required in order to comply with the Securities Act, the Exchange Act and state securities or "blue sky" laws, (iii) the filing of the Certificate of Merger with the New Jersey Secretary of State, and (iv) as may be required by ISRA.

     4.5.  Compliance With Laws.  Except where the failure to so comply would
           --------------------
not have a Parent Material Adverse Effect, Parent and each of its Subsidiaries
(i) have all valid and current Permits, and each Permit is in full force and effect, and (ii) have made all filings and registrations and the like, necessary or required by law to conduct their respective businesses as currently conducted. Neither Parent nor any of its Subsidiaries has received any governmental notice of any violation by such company of any laws, rules, regulation or orders applicable to their respective businesses, which violation in the case of any Subsidiary is reasonably likely to have a Parent Material Adverse Effect. Except where the failure to comply would not have a Parent Material Adverse Effect, (a) neither Parent nor any of its Subsidiaries is in default or is not in compliance under any Permits, and (b) the business and operations of each of Parent and its Subsidiaries are in compliance with all applicable foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity.

     4.6.   Parent Reports.
            --------------

     (a) Parent has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the Commission since November 17, 1995 (the "Parent Reports"). As of their respective dates, the Parent Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Parent Report has been amended, revised or superseded by a Parent Report subsequently filed and publicly available prior to the date of this Agreement, none of the Parent Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows of Parent included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the income, stockholders' equity and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein and subject to the fact that unaudited financial statements do not contain full notes thereto. Parent and its Subsidiaries do not have any liabilities or obligations required to be disclosed in a consolidated balance sheet or the notes thereto prepared in accordance with GAAP, except (i) liabilities or obligations reflected on, or reserved against in, a consolidated balance sheet of Parent or in the notes thereto, and included in the Parent Reports, (ii) liabilities or obligations incurred since March 31, 1998 in the ordinary course of business, consistent with past practices, or
(iii) liabilities disclosed in a Parent Report.

     4.7.  Absence of Litigation, Orders, Judgments.
           ----------------------------------------

     (a) There are no actions, suits or proceedings pending or, to the knowledge of Parent, threatened which involve transactions of or otherwise relate to Parent or any of its Subsidiaries or any of such companies' businesses or properties, at law or in equity, or before any arbitrator of any kind, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, that are reasonably likely to have a Parent Material Adverse Effect.

     (b) There are no outstanding orders, writs, injunctions, decrees, judgments, awards, determinations or directions, which involve transactions of or otherwise relate to Parent or any of its Subsidiaries or any of such companies' businesses or properties, of any court or arbitrator or under any outstanding order, regulation or demand of any federal, state, municipal or other governmental instrumentality, domestic or foreign, that are reasonably likely to have a Parent Material Adverse Effect.

     4.8.   Absence of Certain Changes.  Since March 31, 1998, Parent and its
            --------------------------
Subsidiaries have conducted their businesses only in the ordinary course of such businesses, except for any action conducted outside the ordinary course of business which is not reasonably likely to result in a Parent Material Adverse Effect, and there has not been (i) any Parent Material Adverse Effect or any event which is reasonably likely to result in a Parent Material Adverse Effect;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

     4.9.   Taxes.  Parent (a) has timely filed all material federal, state and
            -----
foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (b) has paid or accrued all taxes shown to be due and payable on such returns and (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns.

     4.10.   Contracts.  Each (a) agreement, contract and commitment, whether
             ---------
written or oral, to which Parent or any of its Subsidiaries is a party or by which any of such companies is bound and which is filed as an exhibit to or described in a Parent Report, and (b) agreement, contract and commitment that is material to Parent and its Subsidiaries taken as a whole and that was entered into by Parent or any of its Subsidiaries, or by which such company became bound, after the date of the Quarterly Report on Form 10-Q most recently filed by Parent (collectively, "Parent Contracts"), is a valid and legally binding obligation of Parent or the Subsidiary party thereto and, to the knowledge of Parent, the other parties thereto, enforceable against Parent or the Subsidiary party thereto and, to the knowledge of Parent, the other parties thereto, in accordance with its terms, subject to the Enforceability Exceptions. Neither Parent nor any Subsidiary party to a Parent Contract is in material default of such Parent Contract, and, to the knowledge of Parent, no other party to a Parent Contract is in material default of such Parent Contract. Neither Parent nor any Subsidiary party to a Parent Contract has performed any act or omitted to perform any act which act or omission, with the giving of notice or passage of time or otherwise, will become a material default thereunder. To the knowledge of Parent, no other party to a Parent Contract has performed any act or omitted to perform any act which act or omission, with the giving of notice or passage of time or otherwise, will become a material default thereunder.

     4.11.  Intellectual Property.
            ---------------------

     (a) Parent and its Subsidiaries own or have the right to use all Intellectual Property used by them in the operation of their respective businesses, except to the extent that the failure to have such rights has not and is not reasonably likely to result in (i) a material adverse effect on Parent's or its Subsidiaries' ability to manufacture or sell any product or line of products that is material to Parent and its Subsidiaries, taken as a whole,
(ii) a material adverse effect on Parent's or any of its Subsidiaries' ability to operate its businesses, which inability to so operate would have a Parent Material Adverse Effect, (iii) a liability of Parent or any of its Subsidiaries, which liability would have a Parent Material Adverse Effect, or (iv) material redesign or other corrective costs to Parent or any of its Subsidiaries, which costs would be material to Parent and its Subsidiaries, taken as a whole.
Parent and its Subsidiaries have taken reasonably necessary action to maintain and protect their rights in the material Intellectual Property that they own or use.

     (b) Parent has not, within the past four years, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of others, other than any interference, infringement, misappropriation or conflict with did not and is not reasonably likely to result in (i) a material adverse effect on Parent's or its Subsidiaries' ability to manufacture or sell any product or line of products that is material to Parent and its Subsidiaries, taken as a whole, (ii) a material adverse effect on Parent's or any of its Subsidiaries' ability to operate its businesses, which inability to so operate would have a Parent Material Adverse Effect, (iii) a liability of Parent or any of its Subsidiaries, which liability would have a Parent Material Adverse Effect, or (iv) material redesign or other corrective costs to Parent or any of its Subsidiaries, which costs would be material to
Parent and its Subsidiaries, taken as a whole.     Parent has not received, and
has no knowledge of, any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict by Parent or any of its Subsidiaries.

     (c) To the knowledge of Parent, no fraud or misrepresentation has been made by (i) Parent or any of its Subsidiaries, (ii) any of their respective officers, directors or employees or (iii) the relevant inventors during the prosecution of any of the Patents of Parent or any of its Subsidiaries, nor has any fraud or misrepresentation been included in any documentation for or other disclosure of the Intellectual Property of Parent or any of its Subsidiaries.

     4.12  Employee Benefit Plans.
           ----------------------

     (a) For purpose of this Agreement, (i) "Parent Benefit Plans" means all employee benefit plans and other benefit arrangements covering employees or former employees of Parent and its Subsidiaries and all employee agreements providing compensation, severance or other benefits to any employee or former employee of Parent or one of its Subsidiaries.

     (b) With respect to each Parent Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, either (i) the IRS has issued a favorable determination letter that has not been revoked, or (ii) an application for a favorable determination letter was timely submitted to the IRS for which no final action has been taken by the IRS. To the knowledge of Parent, there is no reason that is not susceptible to cure why the qualified status under Section 401(a) of the Code of any Parent Benefit Plan would be denied or revoked, whether retroactively or prospectively.

     (c) Except as would not have a Parent Material Adverse Effect, no Parent Benefit Plan, any fiduciary thereof, nor Parent has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as would not have a Parent Material Adverse Effect, each Parent Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code, to the extent applicable thereto.

     (d) Except as would not have a Parent Material Adverse Effect, neither Parent nor any ERISA Affiliate (during the period of its affiliated status) has any existing liability currently due and payable that has not been satisfied in full under Title IV of ERISA or Section 412 of the Code. To the knowledge of Parent, there are no current plans to terminate, whether voluntarily or involuntarily any materially underfunded pension plans of Parent or any ERISA Affiliate that are subject to Title IV of ERISA.

     (e) Except as would not have a Parent Material Adverse Effect, to the knowledge of Parent, there are no pending or anticipated claims against or otherwise involving any of the Parent Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which would not have a Parent Material Adverse Effect.

     (f) All material contributions required to be made as of the date hereof to the Parent Benefit Plans have been made or provided for.

     (g) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Parent or any of its Subsidiaries.

     4.13.   No Brokers. Neither Parent nor any of its Subsidiaries has entered
             ----------
into any contract, arrangement or understanding with any person or firm which will or is reasonably likely to result in the obligation of the Company, Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained PaineWebber Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof. Other than the foregoing arrangements, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.14.   Company Stock Ownership.  Neither Parent nor any of its
             -----------------------
Subsidiaries owns any shares of Company Common Stock or other securities convertible into Company Common Stock.

     4.15.   Pooling of Interests; Tax Reorganization.  To the knowledge of
             ----------------------------------------
Parent, having sought and obtained the advice of its accounting advisors, neither Parent nor any of its Subsidiaries has taken (or as of the date hereof failed to take) any action which would prevent the accounting for the Merger as a pooling of interests in accordance with APB No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission. To the knowledge of Parent, neither Parent nor any of its Subsidiaries has taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of section 368 of the Code.

     4.16.   Environmental Matters.
             ---------------------

     (a) For purposes of this Agreement, "Parent Real Properties" means all real property ever owned, leased or occupied by Parent or any of its Subsidiaries or any predecessor to their businesses (each, a "Predecessor").

     (b) There has not been any violation of any Environmental Requirements by Parent or any of its Subsidiaries or, to the knowledge of Parent, any Predecessor, nor to the knowledge of Parent has there been any third party claim or demand based upon any Environmental Requirements against Parent or any or its Subsidiaries or any Predecessor, other than violations, claims or demands that have not resulted, and are not reasonably likely to result in, a Parent Material Adverse Effect.

     (c) Neither Parent nor any of its Subsidiaries has disposed of, stored or used any Hazardous Materials on, nor has any of such companies transported any Hazardous Materials from, any of the Parent Real Properties owned, leased or occupied by Parent or any of its Subsidiaries, in violation of applicable Environmental Requirements, other than a disposal, storage, use or transport which has not resulted in and is not reasonably likely to result in a Parent Material Adverse Effect. To the knowledge of Parent, no Predecessor has disposed of, stored or used any Hazardous Materials on, nor has any Predecessor transported any Hazardous Materials from, any of the Parent Real Properties owned, leased or occupied by such Predecessor, in violation of applicable Environmental Requirements.

     (d) To the knowledge of Parent, none of the following exists at any of the Parent Real Properties: (i) underground storage tanks, (ii) asbestos-containing material in any friable or damaged form or condition, (iii) materials or equipment containing polychlorinated biphenyls (PCBs), or (iv) landfills or surface impoundments.

     (e) To the knowledge of Parent, none of the Parent Real Properties is or has been contaminated by any Hazardous Materials, in a manner that has given or is reasonably likely to give rise to any material liability on the part of Parent or any of its Subsidiaries to any person, including without limitation any governmental authority, for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA or SWDA or any other Environmental Requirements, whether federal, state or locally imposed.

                                   ARTICLE 5
                                   COVENANTS

     5.1.   Alternative Proposals.
            ---------------------

     (a) Upon execution and delivery of this Agreement, the Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, conducted with any parties heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company.

     (b) Prior to the Closing Date, the Company may, solely in response to unsolicited requests therefor, furnish non-public information regarding itself to any corporation, partnership, person or other entity or group in respect of, and may participate in discussions and negotiate with such entity or group concerning, a business combination, merger, sale of material assets, sale of shares of capital stock or similar transaction involving the Company (a "Transaction"), provided that (i) such entity or group has submitted a written proposal to the Board of Directors of the Company relating to any such Transaction (an "Alternative Proposal"), (ii) the entity or group enters into confidentiality agreements with the Company with respect to such non-public information, and (iii) the Board of Directors of the Company ("Company Board"), by a majority vote, determines in its good faith judgment, based as to legal matters on the advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty. The Company Board shall provide a copy of any such written proposal to Parent and Merger Sub immediately after receipt thereof, unless prohibited by the terms of such proposal.

     (c) Neither the Company nor any of its affiliates, nor any of such persons' respective officers, directors, employees, representatives or agents, shall, directly or indirectly (i) encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Merger Sub, any affiliate or associate of Parent and Merger Sub or any designees of Parent and Merger Sub) concerning any Transaction, or (ii) authorize, propose or announce an intention to authorize or propose any Transaction (other than the Merger), unless and until the Company has received an Alternative Proposal in writing and the Company Board, by majority vote, has determined in its good faith judgment, based as to legal matters on the advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offers; provided, further, that the Company Board shall not recommend that the stockholders of the Company tender their shares in connection with any such tender offer unless the Company Board by a majority vote determines in its good faith judgment, based as to legal matters on the advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty.

     (d) Nothing in this Section 5.1 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof), (ii) permit the Company to enter into any agreement with respect to a Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, a Transaction, other than a confidentiality agreement in customary form), or (iii) affect any other obligation of the Company under this Agreement.

     5.2.  Interim Operations of the Company.
           ---------------------------------

     (a) Prior to the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent has consented in writing thereto, the Company:

             (i) shall, and shall cause Company Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

             (ii) shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

             (iii) shall not amend its Certificate of Incorporation or Bylaws or the charter documents of Company Subsidiary;

             (iv) shall promptly notify Parent of (A) any material adverse change in its condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or of its properties, (B) any material litigation or, to the extent known to the Company, any material governmental complaints, investigations or hearings against or otherwise involving the Company or Company Subsidiary (or communications indicating that the same may be contemplated), or (C) the breach of any Company representation or warranty contained herein;

             (v) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed by the Company with the Commission subsequent to the date of this Agreement;

             (vi) shall not enter into or amend any employment, severance or similar agreements or arrangements with any of its or Company Subsidiary's directors or executive officers, except (A) in the ordinary course of business consistent with past practice, or (B) as otherwise provided in this Agreement;

             (vii) shall not, and shall not permit Company Subsidiary to, authorize, propose or announce an intention to authorize or propose, or enter into negotiations or an agreement with respect to any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of any contract rights, which acquisitions, dispositions, releases or relinquishments would be outside the ordinary course of business and would involve aggregate consideration in excess of $500,000;

             (viii) shall not issue any shares of capital stock or securities, except upon exercise of Company Options outstanding as of the date hereof, or effect any stock split or otherwise change its capitalization;

             (ix) shall not grant, confer or award any options, appreciation rights, warrants, conversion rights, restricted stock, stock units, performance shares or other rights, not existing on the date hereof, with respect to any shares of its capital stock or other securities of the Company;

             (x) shall not take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

             (xi) shall not take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a transaction to be accounted for as a pooling of interests in accordance with APB No. 16;

             (xii) except as required by applicable law (in which case prompt notice shall be given by the Company to Parent), shall not amend in any material respect the terms of the Company Benefit Plans, including without limitation any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements;

             (xiii) shall not incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, except in the ordinary course of business;

             (xiv) shall not make any loans or advances to any other person, except in the ordinary course of business;

             (xv) shall not make any material tax election other than in the ordinary course, or without the consent of Parent, which shall not unreasonably be withheld, settle or compromise any material tax liability;

             (xvi) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests;

             (xvii) shall not directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action; and

             (xviii) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article 3 hereof untrue or incorrect in any material respect as of the Closing Date.

     5.3.   Interim Operations of Parent.
            ----------------------------

     (a) Prior to the Effective Time, except as contemplated by another provision of this Agreement, unless the Company has consented in writing thereto, Parent:

             (i) shall, and shall cause its Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided, however, that any Subsidiary of Parent shall be permitted, and Parent shall be permitted to cause such Subsidiary, without the written consent of the Company, to take actions outside the usual, regular and ordinary course of such Subsidiary's business if such actions do not have a material effect on the operations of Parent and its Subsidiaries, taken as a whole;

             (ii) shall use its reasonable efforts (A) to preserve intact the business organizations and goodwill of Parent and its Subsidiaries, (B) to keep available the services of Parent's officers and employees and each of its Subsidiaries' officers and key employees and (C) to maintain satisfactory relationships with those persons having business relationships with them;

             (iii) shall not, and shall not permit any of its Subsidiaries to, amend their respective Certificates of Incorporation or Bylaws or comparable charter documents (other than amendments to the charter documents of any Subsidiary, which amendments are not material to Parent or to the consummation of the transactions contemplated by this Agreement);

             (iv) shall promptly notify the Company of (A) any material change in its condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or of its properties, (B) any material litigation or, to the extent known to Parent, material governmental complaints, investigations or hearings against or otherwise involving Parent or any of its Subsidiaries (or communications indicating that the same may be contemplated), or (C) the breach by Parent or Merger Sub of any of its representations or warranties contained herein;

             (v) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed by Parent with the Commission subsequent to the date of this Agreement;

             (vi) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into negotiations or an agreement with respect to any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of any contract rights, which acquisitions, dispositions, releases or relinquishments would be outside the ordinary course of business and would involve aggregate consideration in excess of $2,500,000;

             (vii) shall not issue any shares of capital stock or securities, except upon exercise of Parent Options outstanding as of the date hereof;

             (viii) except in the ordinary course or business, shall not grant, confer or award any options, appreciation rights, warrants, conversion rights, restricted stock, stock units, performance shares or other rights, not existing on the date hereof, with respect to any shares of its capital stock or other securities of Parent;

             (ix) shall not, and shall not permit any of its Subsidiaries (including without limitation Merger Sub) to, take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a reorganization within the meaning of section 368 of the Code;

             (x) shall not, and shall not permit any of its Subsidiaries (including without limitation Merger Sub) to, take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a transaction to be accounted for as a pooling of interests in accordance with APB No. 16;

             (xi) shall not incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, except in the ordinary course of business;

             (xii) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

             (xiii) shall not directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action; and

             (xiv) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article 4 hereof untrue or incorrect in any material respect as of the Closing Date.

     5.4.   Meeting of Stockholders. The Company will take all action necessary
            -----------------------
in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 5.9); provided, however, that such recommendation or solicitation shall not be required if and to the extent that the Company Board determines, after the date hereof, and upon the advice of outside counsel, that the making of such recommendation or solicitation would involve a breach of its fiduciary duties to its stockholders imposed by law.

     5.5.   Filings; Other Actions. Subject to the terms and conditions herein
            ----------------------
provided, the Company and Parent shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which other filings are required to be made prior to the Effective Time with, and which other consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     5.6.   HSR Act.
            -------

     (a) The parties shall take all actions reasonably necessary or appropriate to cause the prompt expiration or termination of any applicable waiting period under the HSR Act in respect of the Merger, including without limitation complying as promptly as practicable with any requests by the Federal Trade Commission or Department of Justice for additional information.

     (b) In furtherance and not in limitation of the covenants in Sections 5.5 and 5.6(a), the parties shall use their reasonable best efforts to resolve any objections that may be asserted under any Antitrust Law (as defined in paragraph
(d) of this Section 5.6) with respect to the Merger or any other transactions contemplated by this Agreement, except that neither Parent nor the Company nor any of its respective Subsidiaries shall be required, by this paragraph (b) or otherwise, to sell, hold separate or divest any of its (or any its Subsidiaries' or affiliates) businesses, product lines, assets or properties (or to agree or commit to take any such action) in order to resolve any such objections. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transactions contemplated hereby as violative of any Antitrust Law, the parties shall cooperate and use their best efforts vigorously to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement, including without limitation by vigorously pursuing all available avenues of administrative and judicial appeal and legislative action.

     (c) Each of the Company, Parent and Merger Sub shall promptly inform the other parties of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Deportment of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby. Parent and Merger Sub will advise the Company promptly in respect of any understandings, undertakings or agreements which Parent or Merger Sub propose to make or enter into with the Federal Trade Commission, the Antitrust Division of the Deportment of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

     (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     5.7.   Inspection of Records. From the date hereof to the Effective Time,
            ---------------------
each of the Company and Parent shall (a) allow all designated officers, attorneys, accountants and other representatives of the other party reasonable access at all reasonable times to its respective offices, records and files, correspondence, audits and properties, as well as to all information relating to its respective commitments, contracts, titles and financial position, or otherwise pertaining to its respective business and affairs, (b) furnish to the other party and the other party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (c) instruct its respective employees, counsel and financial advisors to cooperate with the other party in the other party's investigation of its respective business.

     5.8.   Publicity. The initial press release relating to this Agreement
            ---------
shall be a joint press release and thereafter the Company and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and similar self regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     5.9.  Proxy Statement/Prospectus.
           --------------------------

     (a) Parent and the Company shall cooperate and promptly prepare and Parent shall file with the Commission as soon as practicable a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement"), with respect to the Parent Common Stock issuable in the Merger, which Registration Statement shall contain the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). Notwithstanding the foregoing, the Company and Parent may elect to file the Proxy Statement/Prospectus pursuant to Section 14 of the Exchange Act on a confidential basis and to receive, respond to and clear all Commission comments thereon, prior to filing the Registration Statement.

     (b) The parties will cause the Proxy Statement/Prospectus, and Parent will cause the Registration Statement, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company shall cooperate with Parent, (i) to have the Registration Statement declared effective by the Commission as promptly as practicable, and (ii) to obtain timely any and all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement.

     (c) The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, (iii) at the time of the Stockholders' Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (d) The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, (iii) at the time of the Stockholders' Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (e) No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company or Parent without the approval of the other. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information.

     5.10.   Listing Application.  Parent shall promptly prepare and submit to
             -------------------
the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

     5.11.   Affiliate Letters.  At least 30 days prior to the Closing Date, the
             -----------------
Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, as of the record date for the Stockholders' Meeting, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person, an "Affiliate"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an affiliate letter in form and substance reasonably acceptable tot he Company and Parent (collectively, "Affiliate Letters"). Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

     5.12.   Expenses. Whether or not the Merger is consummated, all costs and
             --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that the filing fee in connection with the filing of the Registration Statement or Proxy Statement/Prospectus with the Commission and the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement/Prospectus shall be shared equally by the Company and Parent.

     5.13.   Employee Benefits.
             -----------------

     (a) For a period of two years following the Effective Time, Parent shall provide to persons who are employees of the Company at the Effective Time (the "Company Personnel") employee compensation and benefit plans, programs and arrangements which collectively for the Company Personnel, as a whole, are in the aggregate substantially comparable to the employee compensation and benefit plans, programs and arrangements generally provided to the employees of the Company immediately prior to the Effective Time; provided, however, that subject to the foregoing, Parent shall not be precluded from amending or terminating any particular plan, program or arrangement, or from substituting any such plans, programs or arrangements with plans, programs or arrangements applicable and available to other employees of Parent and its Subsidiaries.

     (b) Following the Effective Time, Parent shall cause the benefit plans covering the Company Personnel following the Effective Time (the "Benefit Plans") to continue to recognize the service credit of the Company Personnel accrued as of the Effective Time under the Company Benefit Plans for purposes of participation, eligibility and vesting of benefits, to the extent permissible by the terms of such Benefit Plans.

     (c) In the event of any change in coverage that applies generally to the Company Personnel during the two-year period following the Effective Time under any Benefit Plan that provides medical or health benefits, Parent shall (i) cause such Benefit Plan to recognize credit toward satisfying deductible expense requirements, out-of-pocket expense limits and maximum lifetime benefit limits of such Company Personnel or their eligible dependents, (ii) waive any pre-existing condition, exclusion or limitation, as and to the extent any such matter would previously have been recognized or waived (as the case may be) under the applicable Company Benefit Plan, and (iii) to waive any waiting period or minimum service requirements.

     5.14.  Agreements. Between the date hereof and the Closing Date, neither
            ----------
Parent nor the Company shall enter into any agreement which Parent or the Company, as the case may be, knows or has reason to know is reasonably likely to cause any major customer of Parent or the Company (or their respective subsidiaries) to terminate any material contracts, agreements or other obligations that exist between that customer on the one hand, and Parent, the Company (or Parent and the Company following the Merger) or any subsidiary of either, on the other hand and Parent and the Company shall take all reasonable action appropriate to an effort to avoid such termination.

     5.15.  Takeover Statute. If any "fair price," "moratorium," "control share
            ----------------
acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the Company Board shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby; provided, however, that the Company and the Company Board shall not be required to grant such approvals or take such actions if the Company Board, by majority vote, determines in its good faith judgment, based as to legal matters on the advice of legal counsel, that granting such approvals or taking such actions would constitute a breach of the Company's Board's fiduciary duties.

     5.16.  Directors' and Officers' Indemnification and Insurance.
            ------------------------------------------------------

     (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in the Certificate of Incorporation and the By-laws of the Company dealing with indemnification of officers and directors of the Company, Company Personnel and other persons specified therein, including without limitation Article VII of the Bylaws of the Company (collectively, the "Indemnification Provisions"), which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder with respect to actions or events occurring prior to the Effective Time of individuals who were entitled to such indemnification prior to the Effective Time.

     (b) The Surviving Corporation shall maintain in effect for at least six years from the Effective Time directors' and officers' liability insurance with an insurance company rated at least "A" by A.M. Best Company, covering the persons who, as of the date of this Agreement, are covered by the Company's directors' and officers' liability insurance policy (the "Current Policy"). The coverage provided by the directors' and officers' liability insurance maintained by the Surviving Corporation shall be substantially similar to the coverage provided by the Current Policy.

     (c) Parent shall guarantee the obligations of the Surviving Corporation provided by this Section 5.16.

     (d) This Section 5.16 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, and shall be enforceable by the indemnified parties.

     5.17  Board of Directors of Parent.  Parent shall cause each of Gerald M.
           ----------------------------
Starek and Arthur Zafiropoulo to be appointed to the Board of Directors of Parent as of the Effective Time, provided such person agrees to so serve, until the next meeting of the stockholders of Parent at which directors are to be elected, and until such person's successor has been elected and qualified.

                                   ARTICLE 6
                             CONDITIONS TO CLOSING

     6.1.   Conditions to Each Party's Obligation to Effect the Merger. The
            ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the issued and outstanding shares of capital stock of the Company.

            (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction in the United States which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its best efforts to have any such injunction lifted.

            (d) The Registration Statement shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all material approvals under state securities laws relating to the issuance or trading of the Parent Common

Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

            (e) The Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

            (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement (including without limitation ISRA) shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Parent (and its Subsidiaries) and the Company, taken as a whole, following the Effective Time.

     6.2.  Conditions to Obligation of the Company to Effect the Merger. The
           ------------------------------------------------------------
obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) Parent shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date, and the Company shall have received a certificate of the President or a Senior Vice President of Parent, dated the Closing Date, certifying to such effect.

            (b) The Company shall have received, prior to the effective date of the Registration Statement, the opinion of Dewey Ballantine LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that the Company, Parent and Merger Sub each will be a party to that reorganization within the meaning of section 368(b) of the Code, and such firm shall have reconfirmed such opinion as of the Closing Date. In rendering such opinion, Dewey Ballantine LLP may require and rely upon such certificates of the Company, Parent and Merger Sub and/or their respective officers or principal stockholders as are customary for such opinions.

            (c) The Company shall have received a letter of KPMG Peat Marwick LLP, its independent public accountants, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, stating that such accountants concur with management's conclusion that the Merger will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

     (c) From the date of this Agreement through the Effective Time, there shall not have occurred a Parent Material Adverse Effect.

     6.3.   Conditions to Obligation of Parent and Merger Sub to Effect the
            ---------------------------------------------------------------
Merger. The obligations of Parent and Merger Sub to effect the Merger shall be
------
subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date, and Parent shall have received a certificate of the President or a Senior Vice President of the Company, dated the Closing Date, certifying to such effect.

            (b) Parent shall have received, prior to the effective date of the Registration Statement, the opinion of Thelen, Marrin, Johnson & Bridges LLP (or its successor), counsel to Parent, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that the Company, Parent and Merger Sub each will be a party to that reorganization within the meaning of section 368(b) of the Code, and such firm shall have reconfirmed such opinion as of the Closing Date. In rendering such opinion, Thelen, Marrin, Johnson & Bridges LLP (or its successor) may require and rely upon such certificates of the Company, Parent and Merger Sub and/or their officers or principal stockholders as are customary for such opinions.

            (c) Parent shall have received a letter of Arthur Andersen LLC, its independent public accountants, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, stating that such accountants concur with management's conclusion that the Merger will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

            (d) The employment agreement, dated as of even date herewith, between the Surviving Corporation and Joseph Stach, shall not have been terminated prior to the Effective Time.

            (e) From the date of this Agreement through the Effective Time, there shall not have occurred a Company Material Adverse Effect.

                                   ARTICLE 7
                                  TERMINATION

     7.1.   Termination by Mutual Consent. This Agreement may be terminated and
            -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent and the Company.

     7.2.   Termination by Either Parent or the Company. This Agreement may be
            -------------------------------------------
terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by December 31, 1998, or (b) the approval of the Company's stockholders required by Section 6.1(a) shall not have been obtained at the Stockholders' Meeting or any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this paragraph (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to paragraph (a) of this Section 7.3, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by December 31, 1998.

     7.3.   Termination by the Company. This Agreement may be terminated and the
            --------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in paragraph (a) of Section 6.1, by action of the Company Board, if (a) the Company Board, by majority vote, determines in its good faith judgment, based as to legal matters on the advice of legal counsel, that terminating this Agreement and abandoning the Merger is required by the Company Board's fiduciary duties, or (b) there has been a breach by Parent or Merger Sub of any representation or warranty contained in this Agreement that has had or is reasonably likely to have a Parent Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to Section 7.2 or this Section 7.3 is conditioned upon the prior payment by the Company of the Termination Fee (defined in Section 7.5), if
Section 7.5 so requires.

     7.4.   Termination by Parent. This Agreement may be terminated and the
            ---------------------
Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if (a) the Company Board shall have (i) withdrawn or modified in a manner materially adverse to Parent its approval or recommendation of this Agreement or the Merger or (ii) recommended an Alternative Proposal to the Company stockholders, or (b) there has been a breach by the Company of any representation or warranty contained in this Agreement that has had or is reasonably likely to have a Company Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company.

     7.5.   Effect of Termination and Abandonment.
            -------------------------------------

            (a) If this Agreement is terminated by the Company or Parent pursuant to Section 7.2(b), 7.3(a) or 7.4(a), and (x) prior to such termination, a proposal with respect to a Transaction shall have been made, and (y) within six (6) months after such termination, either the Company enters into any agreement with respect to a Transaction, or any third party shall acquire beneficial ownership of 50.1% or more of the Company's outstanding shares of voting stock, then the Company shall pay Parent, by wire transfer of immediately available funds, a fee (the "Termination Fee") of Two Million Dollars ($2,000,000) within two (2) business days after the execution of such agreement or the consummation of such acquisition (whichever shall first occur).

            (b) The Company acknowledges that the agreements contained in this
Section 7.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee when due and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company, the Company shall reimburse Parent for its costs and expenses (including reasonable attorneys' fees) incurred in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate, as then quoted in The Wall Street Journal, from the date the Termination Fee was required to be paid.

            (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except (i) the obligations of the parties set forth in this Section 7.5 and Section 5.12, (ii) the provisions of Sections 8.3, 8.6, 8.9 and 8.13, and (iii) the Confidentiality Agreement previously executed between the Company and Parent (the "Confidentiality Agreement"). Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the nonbreaching party from seeking damages, after taking into account payment of the Termination Fee, if such fee has been paid, from any other party for any willful breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     7.6.   Extension; Waiver. At any time prior to the Effective Time, any
            -----------------
party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8
                               GENERAL PROVISIONS

     8.1.   Nonsurvival of Representations, Warranties and Covenants. The
            --------------------------------------------------------
representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the covenants contained in Article 2, the last sentence of Section 5.11, Section 5.12, Section 5.13, Section 5.16 and Section 5.17, and this
Article 8 shall survive the Merger, but not beyond the extent, if any, specified therein.

     8.2.   Notices. Any notice required to be given hereunder shall be
            -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     If to Parent or Merger Sub:

             Advanced Energy Industries, Inc.
             1625 Sharp Point Drive
             Fort Collins, CO 80525
             Attn.:  Chief Executive Officer
             Facsimile:  970-407-5300

     with copies to:

             Thelen, Marrin, Johnson & Bridges LLP
             333 West San Carlos Street, 17th Floor
             San Jose, CA  95110-2701
             Attn.:  Jay L. Margulies, Esq.
             Facsimile:  408 287-8040

     If to the Company:

             RF Power Products, Inc.
             1007 Laurel Oak Road
             Voorhees, NJ 08043
             Attn.:  Chief Executive Officer
             Facsimile:

     with copies to:

             Dewey Ballantine LLP
             1301 Avenue of the Americas
             New York, NY  10019-6092
             Attn.:  Jonathan L. Freedman, Esq.
             Facsimile:

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3.   Assignment; Binding Effect. Neither this Agreement nor any of the
            --------------------------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 5.13, 5.16 and 5.17, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4.   Entire Agreement. This Agreement, the Exhibits, the Company
            ----------------
Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5.   Amendment. This Agreement may be amended by the parties hereto, by
            ---------
action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.6.   Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New Jersey without regard to its rules of conflict of laws.

     8.7.   Counterparts. This Agreement may be executed by the parties hereto
            ------------
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     8.8.   Headings. Headings of the Articles and Sections of this Agreement
            --------
are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.9.   Interpretation. In this Agreement, unless the context otherwise
            --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and other business entities and vice versa.

     8.10.  Waivers.  Except as provided in this Agreement, no action taken
            -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11.   Incorporation of Exhibits. The Company Disclosure Schedule, the
             -------------------------
Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12.   Severability. Any term or provision of this Agreement which is
             ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13.   Enforcement of Agreement. The parties hereto agree that irreparable
             ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.14.  Certain Definitions.  As used in this Agreement, the following
            -------------------
capitalized words shall have the meanings given to them in this Section 8.14, except where the context otherwise requires:

            (a) "Company Material Adverse Effect" means a material adverse effect on or change in the business, results of operations or financial condition of the Company and Company Subsidiary, taken as a whole, other than any effects or changes arising out of, resulting from or relating to (i) general economic, financial or industry conditions, or (ii) a reduction in or cancellation of customer orders or contracts other than a Material Cancellation (as defined in paragraph (c) of this Section 8.14).

            (b) "Parent Material Adverse Effect" means a material adverse effect on or change in the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, other than any effects or changes arising out of, resulting from or relating to (i) general economic, financial or industry conditions, or (ii) a reduction in or cancellation of customer orders or contracts other than a Material Cancellation.

            (c) "Material Cancellation" means a reduction in or cancellation of orders or contracts by a customer of the Company or Parent, as the case may be, that results from: (i) the relevant company's products being designed out of one or more of such customer's products, systems or platforms; (ii) a dispute between the relevant company and such customer; (iii) discovery of a defect in the relevant company's products that were being supplied to or ordered by such customer; (iv) determination by a customer that the relevant company's products are not of a quality adequate for use in such customer's products, systems or platforms; (v) the relevant company's failure otherwise to perform to the satisfaction of such customer and/or (v) any substantially similar event or circumstance.

            (d) "Subsidiary" of a party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

            (e) "Significant Subsidiaries" of a party means Subsidiaries of such party which constitute "significant subsidiaries" under Rule 405 promulgated by the Commission under the Securities Act.

     8.15  Knowledge.  For purposes of this Agreement, (a) "to the knowledge of
           ---------
the Company" or words of like import shall mean to the knowledge of Joseph Stach, Paul Zaun or Kevin Wilson, and (b) "to the knowledge of Parent" or words of like import shall mean to the knowledge of Douglas Schatz, Hollis Caswell or Richard Beck.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year set forth in the Preamble hereto.


COMPANY:                      RF Power Products, Inc.



                              By: /s/ Joseph Stach
                                 -----------------------------------------

                              Name: Joseph Stach
                                   ---------------------------------------


                              Title:  President, CEO & Chairman of the Board
                                      --------------------------------------

MERGER SUB:                   Warpspeed, Inc.



                              By: /s/ Douglas S. Schatz
                                 ----------------------------------------

                              Name: Douglas S. Schatz
                                   --------------------------------------

                              Title: President
                                    -------------------------------------


PARENT:                       Advanced Energy Industries, Inc.



                              By: /s/ Douglas S. Schatz
                                 ----------------------------------------

                              Name: Douglas S. Schatz
                                   --------------------------------------


                              Title: President, CEO & Chairman of the Board
                                    ---------------------------------------